Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD SECOND QUARTER 2024 RESULTS

RECORD HOME CLOSINGS REVENUE OF $547M, UP 20.4% YOY
RECORD HOMEBUILDING GROSS MARGIN OF 34.5%, UP 320 BPS YOY
RECORD DILUTED EPS OF $2.32, UP 42.3% YOY
NET NEW HOME ORDERS OF 855, UP 4.0% YOY
DEBT TO TOTAL CAPITAL OF 17.7%; NET DEBT TO TOTAL CAPITAL OF 10.9%

PLANO, Texas, July 31, 2024 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”), today reported record results for its second quarter ended June 30, 2024.

“Our business model continued to demonstrate its strength and enabled us to deliver record results for any quarter. In the second quarter of 2024, home closings revenue totaled $546.9 million, a record that reflects growth of 20.4% year-over-year as we closed a record 987 units, a 26.1% increase of closed homes year-over-year. Importantly, we continued to excel at generating the highest homebuilding gross margins in the industry. Our Q2 2024 record gross margin of 34.5% was up 320 bps over Q2 2023. As a result, diluted EPS increased 42% year-over-year to $2.32 per share, another company record,” said Jim Brickman, CEO and Co-Founder.

“As we exited the spring selling season, demand remained healthy throughout the second quarter. Net new orders grew 4.0% year-over-year to 855 units with average incentives of 4.5%,” continued Mr. Brickman. “Year-to-date, we have now sold 1,926 homes, delivered 1,808 homes and started 1,980 homes which increased our backlog units by 15.5%. Thanks to the superior markets in which we operate, Green Brick is poised to continue capitalizing on what we believe are long-term secular demographic shifts. This positioning is further strengthened by supply shortages in our infill and infill adjacent submarkets due to the ‘golden handcuffs’ effect of low-rate mortgages. Approximately 80% of our revenues for the first half of 2024 continued to come from those infill and infill adjacent locations.”

Mr. Brickman added, “We have created a strong runway for growth with our superior land and lot positions which we grew in the second quarter by adding over 2,500 additional future home sites. We remain committed to our land and self-development strategies that have been instrumental to our success and one of our biggest advantages. We believe that with disciplined underwriting, superior locations, a strong balance sheet and desirable products, we can carry land and lots on our balance sheet while still generating industry leading shareholder returns. To that end, our return on equity was 28.3% for the first half of 2024 on an annualized basis.”

Mr. Brickman concluded, “Growth is not created equally. Our success and earnings growth are possible despite having one of the least leveraged balance sheets and one of the lowest costs of debt among our small and mid-cap peers. At the end of the second quarter, our net debt to total capital ratio was 10.9% and our total debt to total capital ratio was only 17.7% with a weighted average pay rate of 3.4%. In addition, we continue to focus on creating value for shareholders, including by repurchasing approximately 1.5% of our shares in the second quarter for $38.4 million dollars.”

Results for the Quarter Ended June 30, 2024:

(Dollars in thousands, except per share data)	Three Months Ended June 30,
	2024	2023	Change
New homes delivered	987	783	26.1%

Total revenues	$560,631	$456,289	22.9%
Total cost of revenues	370,965	313,354	18.4%
Total gross profit	$189,666	$142,935	32.7%
Income before income taxes	$139,177	$104,212	33.6%
Net income attributable to Green Brick Partners, Inc.	$105,358	$75,270	40.0%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$2.32	$1.63	42.3%

Residential units revenue	$547,138	$454,445	20.4%
Average sales price of homes delivered	$554.2	$580.0	(4.4)%
Homebuilding gross margin percentage	34.5%	31.3%	320 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.5%	10.8%	-30 bps

Backlog	$650,349	$585,951	$64,398
Homes under construction	2,229	1,809	23.2%

Results for the Six Months Ended June 30, 2024:

(Dollars in thousands, except per share data)	Six Months Ended June 30,
	2024	2023	Change
New homes delivered	1,808	1,544	17.1%

Total revenues	$1,007,969	$908,350	11.0%
Total cost of revenues	670,046	640,809	4.6%
Total gross profit	$337,923	$267,541	26.3%
Income before income taxes	$254,810	$191,384	33.1%
Net income attributable to Green Brick Partners, Inc.	$188,659	$139,450	35.3%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$4.14	$3.00	38.0%

Residential units revenue	$990,422	$904,807	9.5%
Average sales price of homes delivered	$547.6	$585.2	(6.4)%
Homebuilding gross margin percentage	34.0%	29.5%	450 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.9%	10.5%	40 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2024 at 12:00 p.m. Eastern Time on Thursday, August 1, 2024. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/883418928

A telephone replay of the call will be available through August 31, 2024. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Residential units revenue	$547,138	$454,445	$990,422	$904,807
Land and lots revenue	13,493	1,844	17,547	3,543
Total revenues	560,631	456,289	1,007,969	908,350
Cost of residential units	358,183	312,030	653,496	638,154
Cost of land and lots	12,782	1,324	16,550	2,655
Total cost of revenues	370,965	313,354	670,046	640,809
Total gross profit	189,666	142,935	337,923	267,541
Selling, general and administrative expenses	(57,602)	(49,229)	(108,172)	(95,174)
Equity in income of unconsolidated entities	1,186	5,699	3,778	9,920
Other income, net	5,927	4,807	21,281	9,097
Income before income taxes	139,177	104,212	254,810	191,384
Income tax expense	23,896	23,148	48,738	42,179
Net income	115,281	81,064	206,072	149,205
Less: Net income attributable to noncontrolling interests	9,923	5,794	17,413	9,755
Net income attributable to Green Brick Partners, Inc.	$105,358	$75,270	$188,659	$139,450

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$2.34	$1.64	$4.18	$3.02
Diluted	$2.32	$1.63	$4.14	$3.00
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	44,760	45,371	44,826	45,656
Diluted	45,154	45,755	45,277	46,051

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$133,294	$179,756
Restricted cash	24,882	19,703
Receivables	14,703	10,632
Inventory	1,792,056	1,533,223
Investments in unconsolidated entities	36,557	84,654
Right-of-use assets - operating leases	7,825	7,255
Property and equipment, net	6,975	7,054
Earnest money deposits	14,529	16,619
Deferred income tax assets, net	15,306	15,306
Intangible assets, net	324	367
Goodwill	680	680
Other assets	17,271	27,583
Total assets	$2,064,402	$1,902,832
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$67,978	$54,321
Accrued expenses	126,144	96,457
Customer and builder deposits	49,316	43,148
Lease liabilities - operating leases	8,756	7,898
Borrowings on lines of credit, net	(1,921)	(2,328)
Senior unsecured notes, net	311,398	336,207
Notes payable	95	12,981
Total liabilities	561,766	548,684
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	38,883	36,135
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 44,897,775 issued and 44,594,451 outstanding as of June 30, 2024 and 45,005,175 issued and outstanding as of December 31, 2023, respectively	449	450
Treasury stock, at cost: 303,324 shares as of June 30, 2024 and none as of December 31, 2023	(17,192)	—
Additional paid-in capital	246,863	255,614
Retained earnings	1,161,512	997,037
Total Green Brick Partners, Inc. stockholders’ equity	1,439,235	1,300,704
Noncontrolling interests	24,518	17,309
Total equity	1,463,753	1,318,013
Total liabilities and equity	$2,064,402	$1,902,832

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change	%	2024	2023	Change	%
Home closings revenue	$546,948	$454,136	$92,812	20.4%	$990,042	$903,566	$86,476	9.6%
Mechanic’s lien contracts revenue	190	309	(119)	(38.5)%	380	1,241	(861)	(69.4)%
Residential units revenue	$547,138	$454,445	$92,693	20.4%	$990,422	$904,807	$85,615	9.5%
New homes delivered	987	783	204	26.1%	1,808	1,544	264	17.1%
Average sales price of homes delivered	$554.2	$580.0	$(25.8)	(4.4)%	$547.6	$585.2	$(37.6)	(6.4)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change	%	2024	2023	Change	%
Lots revenue	$790	$1,844	$(1,054)	(57.2)%	$4,844	$3,543	$1,301	36.7%
Land revenue	12,703	—	12,703	100.0%	12,703	—	12,703	100.0%
Land and lots revenue	$13,493	$1,844	$11,649	631.7%	$17,547	$3,543	$14,004	395.3%
Lots closed	8	18	(10)	(55.6)%	71	36	35	97.2%
Average sales price of lots closed	$98.8	$102.4	$(3.6)	(3.5)%	$68.2	$98.4	$(30.2)	(30.7)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	Change	%	2024	2023	Change	%
Net new home orders	855	822	33	4.0%	1,926	1,889	37	2.0%
Revenue from net new home orders	$471,807	$489,495	$(17,688)	(3.6)%	$1,085,191	$1,120,423	$(35,232)	(3.1)%
Average selling price of net new home orders	$551.8	$595.5	$(43.7)	(7.3)%	$563.4	$593.1	$(29.7)	(5.0)%
Cancellation rate	9.2%	7.4%	1.8%	24.3%	6.5%	6.7%	(0.2)%	(3.0)%
Absorption rate per average active selling community per quarter	8.5	9.9	(1.4)	(14.1)%	9.8	11.5	(1.7)	(14.8)%
Average active selling communities	101	83	18	21.7%	98	82	16	19.5%
Active selling communities at end of period	105	86	19	22.1%
Backlog	$650,349	$585,951	$64,398	11.0%
Backlog units	889	882	7	0.8%
Average sales price of backlog	$731.6	$664.3	$67.3	10.1%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	June 30, 2024			December 31, 2023
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	4,142	753	4,895	4,014	964	4,978
Lots in communities under development	18,332	1,492	19,824	9,122	1,335	10,457
Land held for future development(1)	3,800	—	3,800	8,366	—	8,366
Total lots owned	26,274	2,245	28,519	21,502	2,299	23,801

Lots controlled
Lots under option contracts	946	—	946	1,169	—	1,169
Land under option for future development	698	739	1,437	1,710	460	2,170
Lots under option through unconsolidated development joint ventures	2,128	283	2,411	1,210	331	1,541
Total lots controlled	3,772	1,022	4,794	4,089	791	4,880
Total lots owned and controlled (2)	30,046	3,267	33,313	25,591	3,090	28,681
Percentage of lots owned	87.4%	68.7%	85.6%	84.0%	74.4%	83.0%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of June 30, 2024 and December 31, 2023.

	June 30, 2024	December 31, 2023
Total lots owned(1)	28,519	23,801
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	1,437	2,170
Lots under option through unconsolidated development joint ventures	2,411	1,541
Total lots self-developed	32,367	27,512
Self-developed lots as a percentage of total lots owned and controlled(1)	97.2%	95.9%

(1) Total lots owned includes finished lot purchases, which were less than 2.4% of total lots self-developed as of June 30, 2024.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2024 and 2023 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Residential units revenue	$547,138	$454,445	$990,422	$904,807
Less: Mechanic’s lien contracts revenue	(190)	(309)	(380)	(1,241)
Home closings revenue	$546,948	$454,136	$990,042	$903,566
Homebuilding gross margin	$188,893	$142,302	$336,810	$266,217
Homebuilding gross margin percentage	34.5%	31.3%	34.0%	29.5%

Homebuilding gross margin	188,893	142,302	336,810	266,217
Add back: Capitalized interest charged to cost of revenues	3,067	3,862	5,751	7,488
Adjusted homebuilding gross margin	$191,960	$146,164	$342,561	$273,705
Adjusted homebuilding gross margin percentage	35.1%	32.2%	34.6%	30.3%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of June 30, 2024:

	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$309,572	$(133,294)	$176,278
Total Green Brick Partners, Inc. stockholders’ equity	1,439,235	—	1,439,235
Total capitalization	$1,748,807	$(133,294)	$1,615,513

Debt to total capitalization ratio	17.7%
Net debt to total capitalization ratio			10.9%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/brands-services/

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our strategic advantages, including our unique business model and focus on infill and infill-adjacent locations, and the impact on our future results; (ii) our lot and land strategy and its impact on our future financial position; (iii) our ability to successfully implement our growth strategy, including the expansion of Trophy into new markets; (iv) our intent to maintain a debt to capital ratio below 30% and its impact on our future operational and financial growth; (v) the drivers and scope of demand for home ownership in the markets in which we operate and our ability to capitalize on such demand; (vi) the benefits from our new mortgage business; (vii) our future financial and operational performance;

and (viii) our ability to deliver efficient and cost-effective growth, including our ability to manage costs and cycle times. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increased interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (4) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) significant periods of inflation or deflation; (6) a shortage of qualified labor; (7) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (8) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (9) a failure to recruit, retain or develop highly skilled and competent employees; (10) the geographic concentration of our operations; (11) government regulation risks in the industries or markets we operate in; (12) a lack of availability or volatility of mortgage financing for homebuyers; (13) severe weather events or natural disasters; (14) difficulty in obtaining sufficient capital to fund our growth; (15) our ability to meet our debt service obligations; (16) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets, and (17) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com